Crowe

Crowe LLP
Independent Member Crowe Global
One Mid America Plaza, Suite 700
Post Office Box 3697
Oak Brook, Illinois 60522-3697
Tel +1 630 574 7878
Fax +1 630 574 1608
www.crowe.com

January 26, 2021

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Emclaire Financial Corp. dated January 26, 2021 and are in agreement with those statements.

Crowe LLP

Crowe LLP
Oak Brook, Illinois

cc: Milissa Bauer
Audit Committee Chairman
Emclaire Financial Corp.

Amanda Engles
Chief Financial Officer
Emclaire Financial Corp.